                                                                    Exhibit D(2)

                                   AGREEMENT
                                   ---------


     AGREEMENT (this "Agreement"), dated as of March 26, 2000, among
                      ---------
Forvaltnings AB Ratos (publ.), a Swedish corporation ("Parent"), Ratos
                                                       ------
Acquisition Corp., a Delaware corporation ("Merger Sub"), Robert Batinovich,
                                            ----------
Richard P. Bermingham, Dennis R. Brown, A. Frederick Gerstell, John C. Johnston, John J. Kimes, H. Jack Meany and John A. Sullivan (each a "Director" and collectively, the "Directors").
                   ---------

                                   RECITALS

     WHEREAS, Parent, Merger Sub and Farr Company, a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of the
 -------
date hereof (the "Merger Agreement"), pursuant to which Merger Sub will commence
                  ----------------
a cash tender offer to acquire all of the outstanding shares of common stock, par value $.10 per share, of the Company (the "Company Common Stock") and the
                                               --------------------
Company and Merger Sub will merge, with the Company as the surviving corporation in the merger;

     WHEREAS, as of the date hereof, each Director is a member of the board of directors of the Company (the "Board");
                               -----

     WHEREAS, each Director is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Director's name on Schedule A hereto and the number of options to purchase shares of Company Common Stock set forth opposite such Director's name on Schedule B hereto; such shares and options, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other transaction or event involving the Company, together with any shares of Company Common Stock or options to purchase shares of Company Common Stock that may be acquired after the date hereof by such Director, being collectively referred to herein as the "Shares"; and
                                        ------

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Directors enter into this Agreement;

     NOW, THEREFORE, to induce Parent and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, the parties hereto agree as follows:

     1. Tender of Shares. Each Director hereby agrees that he or she shall
        ----------------
tender his or her Shares into the Offer (as defined in the Merger Agreement) and that he or she shall not withdraw any Shares so tendered, unless the Board determines not to recommend the Offer pursuant to Section 1.2(b) or Section 6.2(b) of the Merger Agreement.

         2. Appointment of New Directors and Resignation of Current Directors.
            -----------------------------------------------------------------

     (a) Subject to the terms and conditions contained in Section 1.3 of the Merger Agreement, each Director hereby agrees (i) to take all actions necessary to appoint such number of new members of the Board designated by Parent as provided for in Section 1.3(a) of the Merger Agreement and (ii) to resign as director of the Company upon request of Parent and/or Merger Sub, in each case, to the extent required in order to allow the Company to comply with Section 1.3(a) of the Merger Agreement and in accordance with the terms and conditions contained therein.

     (b) In the event that one or more Directors fail to resign from the Board in accordance with the terms of paragraph 2(a), above, the Board shall immediately call a special meeting of the shareholders of the Company in order to vote upon the removal of such Director or Directors from the Board.

         3. Representations and Warranties of the Directors. Each Director
            -----------------------------------------------
hereby represents and warrants severally and not jointly to Parent and Merger Sub as follows:

     (a) Authority. The Director has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Director and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Director enforceable against the Director in accordance with its terms.

     (b) The Shares. The Director's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Director, or by a nominee or custodian for the benefit of such Director, and the Director has good and marketable title to such Shares, free and clear of any liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such liens or proxies arising hereunder.

         4. Covenants of the Directors. Each Director hereby agrees as follows:
            --------------------------

     (a) The Director shall not, except as contemplated by the terms of this Agreement and the Merger Agreement, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, or grant of any lien with respect to, the Shares to any person other than Parent or Merger Sub or take any other action that would in any way restrict, limit or interfere with the performance of his/her obligations hereunder or the transactions contemplated hereby.

     (b) Each Director will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Merger Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         5. Assignment. Neither this Agreement nor any of the rights, interests
            ----------
or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Director agrees that the obligations to tender the Shares hereunder shall attach to such Director's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Director's heirs or successors.

         6. Amendment; Waiver. This Agreement may be amended only by a written
            -----------------
instrument signed by all of the parties hereto. No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought.

         7. Counterparts. For the convenience of the parties hereto, this
            ------------
Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         8. Governing Law. This Agreement shall be governed by, and construed
            -------------
and interpreted in accordance with, the laws of the State of Delaware without giving effect to Delaware conflicts of law principles.

         9. Notices. Any notice, request, instruction or other document to be
            -------
given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid or facsimile (which is confirmed):

         If to Parent or Merger Sub, addressed to:
         ----------------------------------------

         Arne Karlsson
         Forvaltnings AB Ratos (publ.)
         Drottninggatan 2
         SE-111 96 Stockholm, Sweden
         Attention: President
         Fax: +46 810 2559

If to any Director, addressed to him or her c/o:
-----------------------------------------------

  Robert K. Montgomery
  Gibson, Dunn & Crutcher LLP
  2029 Century Park East
  Los Angeles, California 90067-3026
  Fax: (310) 551-8741

or to such other addresses as may be designated in writing by the party to receive such notice as provided above.

     10. Entire Agreement. This Agreement (i) constitutes the entire agreement,
         ----------------
and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; and (ii) is for the benefit only of the parties hereto and is not intended to create any obligations to, or rights in respect of, any other persons or entities.

     11. Illegality. In case any provision in this Agreement shall be declared
         ----------
or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

     12. Injunctive Relief. The parties hereto acknowledge and agree that
         -----------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto acknowledge their intention that, to the fullest extent permissible under applicable laws, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

     13. Headings. The paragraph headings herein are for convenience of
         --------
reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or their duly authorized officers on the date first hereinabove written.

                                          FORVALTNINGS AB RATOS (PUBL.)


                                          By: _________________________________
                                          Name:
                                          Title:


                                          RATOS ACQUISITION CORP.


                                          By: _________________________________
                                          Name:
                                          Title:

__________________________________           ----------------------------------
        Robert Batinovich                             Richard P. Bermingham

__________________________________           ----------------------------------
         Dennis R. Brown                              A. Frederick Gerstell

__________________________________           ----------------------------------
        John C. Johnston                                 John J. Kimes

__________________________________           ----------------------------------
          H. Jack Meany                                 John A. Sullivan

                                  SCHEDULE B

                                  FARR COMPANY

                        Stock Options Held by Directors:



                                                 Total #     Option       #Exercised      #Exercised          Options
                              Name of            of shs.      price           or           currently         currently
     Date of grant            Grantee            granted     per sh.      cancelled       outstanding      exerciseable
     -------------            -------            -------     -------      ---------       -----------      ------------
      28-Jul-94             Batinovich, R.        4,500.0     2.389             0.0           4,500               4,500
      28-Mar-95             Batinovich, R.        4,500.0     3.056             0.0           4,500               4,500
      20-Mar-96             Batinovich, R.        4,500.0     4.111             0.0           4,500               4,500
      18-Feb-97             Batinovich, R.        4,500.0     7.667             0.0           4,500               4,500
      17-Feb-98             Batinovich, R.        4,500.0    11.000             0.0           4,500               4,500
      16-Feb-99             Batinovich, R.        4,500.0     9.500             0.0           4,500                   0
--------------------------------------------------------------------------------------------------------------------------
      24-Mar-91             Bermingham, R.        4,500.0     4.056             0.0           4,500               4,500
      05-May-92             Bermingham, R.        4,500.0     4.111             0.0           4,500               4,500
      23-Mar-93             Bermingham, R.        4,500.0     2.222             0.0           4,500               4,500
      28-Mar-94             Bermingham, R.        4,500.0     2.833             0.0           4,500               4,500
      12-Sep-95             Bermingham, R.        4,500.0     4.056             0.0           4,500               4,500
      20-Mar-96             Bermingham, R.        4,500.0     4.111             0.0           4,500               4,500
      18-Feb-97             Bermingham, R.        4,500.0     7.667             0.0           4,500               4,500
      17-Feb-98             Bermingham, R.        4,500.0    11.000             0.0           4,500               4,500
      16-Feb-99             Bermingham, R.        4,500.0     9.500             0.0           4,500                   0
--------------------------------------------------------------------------------------------------------------------------
      18-Feb-97             Brown, D.             4,500.0     7.667             0.0           4,500               4,500
      17-Feb-98             Brown, D.             4,500.0    11.000             0.0           4,500               4,500
      16-Feb-99             Brown, D.             4,500.0     9.500             0.0           4,500                   0
--------------------------------------------------------------------------------------------------------------------------
      28-Apr-98             Gerstell, F.          4,500.0    13.000             0.0           4,500               4,500
      16-Feb-98             Gerstell, F.          4,500.0     9.500             0.0           4,500                   0
--------------------------------------------------------------------------------------------------------------------------
      28-Mar-95             Kimes, J.             4,500.0     3.056             0.0           4,500               4,500
      20-Mar-96             Kimes, J.             4,500.0     4.111             0.0           4,500               4,500
      18-Feb-97             Kimes, J.             4,500.0     7.667             0.0           4,500               4,500
      17-Feb-98             Kimes, J.             4,500.0    11.000             0.0           4,500               4,500
      16-Feb-99             Kimes, J.             4,500.0     9.500             0.0           4,500                   0
--------------------------------------------------------------------------------------------------------------------------
      24-Mar-91             Meany, H.J.           4,500.0     4.056             0.0           4,500               4,500
      05-May-92             Meany, H.J.           4,500.0     4.111             0.0           4,500               4,500
      23-Mar-93             Meany, H.J.           4,500.0     2.222             0.0           4,500               4,500
      28-Mar-94             Meany, H.J.           4,500.0     2.833             0.0           4,500               4,500
      16-Feb-99             Meany, H.J.         250,000.0     9.500             0.0         250,000             250,000
--------------------------------------------------------------------------------------------------------------------------
      16-Jul-96             Sullivan, J.          4,500.0     5.722             0.0           4,500               4,500
      18-Feb-97             Sullivan, J.          4,500.0     7.667             0.0           4,500               4,500
      17-Feb-98             Sullivan, J.          4,500.0    11.000             0.0           4,500               4,500
      16-Feb-99             Sullivan, J.          4,500.0     9.600             0.0           4,500                   0
--------------------------------------------------------------------------------------------------------------------------
      12-Jan-95             Johnston, J.         99,000.0     2.222             0.0          99,000              99,000
      29-Apr-97             Johnston, J.         30,000.0     8.000             0.0          30,000              15,000
      25-Mar-98             Johnston, J.         22,500.0    12.750             0.0          22,500               5,625
      16-Feb-99             Johnston, J.         15,000.0     9.500             0.0          15,000                   0

                                  SCHEDULE A

                                  FARR Company

                            Directors Stock Holdings
                                   @ 3/24/00

Jack Meany                                            212,975
Bob Batinovich                                        225,000
Richard Bermingham                                      5,625
Dennis Brown                                           10,500
John Kimes                                              1,500
John Sullivan                                           8,550
Fred Gerstell                                           4,500
John Johnston                                           2,199